UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2019 (April 1, 2019)

Portman Ridge Finance Corporation

(Exact name of registrant as specified in its charter)

Delaware	814-00735	20-5951150
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

650 Madison Avenue, 23rd Floor
New York, New York	10022
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (212) 891-2880

KCAP Financial, Inc.

295 Madison Avenue

New York, New York 10017

______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Introductory Note

As previously disclosed, on December 14, 2018, KCAP Financial, Inc. (“KCAP”) entered into a stock purchase and transaction agreement (the “Externalization Agreement”) with BC Partners Advisors L.P. (“BCP”), in connection with which Sierra Crest Investment Management LLC (the “Adviser”), an affiliate of BCP, would become the investment adviser to KCAP and, in exchange, BCP, or its affiliate, would make a cash payment of $25.0 million directly to KCAP’s stockholders (the “Transaction”).

The Transaction closed on April 1, 2019 (the “Closing”). Effective as of the Closing, KCAP changed its name to Portman Ridge Finance Corporation (“Portman Ridge”). References herein to the “Company” refer to KCAP immediately prior to the Closing and to Portman Ridge at and after the Closing.

In connection with the Closing, on April 1, 2019, the Company entered into an investment advisory agreement (the “Advisory Agreement”) with the Adviser, pursuant to which the Adviser serves as the Company’s external investment adviser and manages its investment portfolio. On April 1, 2019, the Company also entered into a letter agreement with the Adviser regarding incentive fees (the “Incentive Fee Letter Agreement”). In addition, on April 1, 2019, the Company entered into an administration agreement (the “Administration Agreement”) with BC Partners Management LLC (the “Administrator”), an affiliate of BCP and the Adviser.

The foregoing description of the Externalization Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Externalization Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 20, 2018, and is incorporated herein by reference.

Item 1.01.    Entry into a Material Definitive Agreement.

Advisory Agreement

On April 1, 2019, the Company entered into the Advisory Agreement with the Adviser, an investment adviser registered under the Investment Advisers Act of 1940, as amended. The Company’s then-current board of directors (the “Board”) unanimously approved the Advisory Agreement at an in-person meeting on December 12, 2018. The Company’s stockholders approved the Advisory Agreement at a special meeting of stockholders held on February 19, 2019 (the “Special Meeting”).

Pursuant to the Advisory Agreement, the Adviser manages the investment and reinvestment of the Company’s assets in accordance with the Company’s investment objective, policies and restrictions. Among other things, the Adviser (i) determines the composition of the portfolio of the Company, the nature and timing of the changes therein and the manner of implementing such changes; (ii) identifies, evaluates and negotiates the structure of the investments made by the Company; (iii) monitors the Company’s investments; (iv) determines the securities and other assets that the Company will purchase, retain, or sell; (v) assists the Board with its valuation of the Company’s assets; (vi) directs investment professionals of the Adviser to provide managerial assistance to portfolio companies of the Company as requested by the Company, from time to time; (vii) performs due diligence on prospective portfolio companies; (viii) exercises voting rights in respect of the Company’s portfolio securities and other investments; (ix) serves on, and exercises observer rights for, boards of directors and similar committees of the Company’s portfolio companies; and (x) provides the Company with such other investment advisory, research, and related services as the Company may, from time to time, reasonably require for the investment of its funds.

The Advisory Agreement provides that, absent criminal conduct, willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, the Adviser, and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser (collectively, the “IA Indemnified Parties”), are entitled to indemnification from the Company for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the IA Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under the Advisory Agreement or otherwise as an investment adviser of the Company.

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The Adviser’s services under the Advisory Agreement are not exclusive, and it may furnish similar services to other entities.

Under the Advisory Agreement, the Company pays the Adviser (i) a base management fee (the “Base Management Fee”) and (ii) an incentive fee (the “Incentive Fee”) as compensation for the investment advisory and management services it provides the Company thereunder.

Base Management Fee

For the period from April 1, 2019 (the “Effective Date”) through the end of the first calendar quarter after the Effective Date (the “Initial Period”), the Base Management Fee is calculated at an annual rate of 1.50% of the Company’s gross assets, excluding cash and cash equivalents, but including assets purchased with borrowed amounts, as of the end of such calendar quarter. Subsequent to the Initial Period, the Base Management Fee under the Advisory Agreement will be 1.50% of the Company’s average gross assets, excluding cash and cash equivalents, but including assets purchased with borrowed amounts, at the end of the two most recently completed calendar quarters; provided, however, that the Base Management Fee will be 1.00% of the Company’s average gross assets, excluding cash and cash equivalents, but including assets purchased with borrowed amounts, that exceed the product of (i) 200% and (ii) the value of the Company’s net asset value at the end of the most recently completed calendar quarter.

The Base Management Fee is payable quarterly in arrears on a calendar quarter basis. Base Management Fees for any partial month or quarter will be appropriately pro-rated and adjusted for any share issuances or repurchases during the relevant month or quarter.

Incentive Fee

The Incentive Fee payable under the Advisory Agreement consists of two parts: (1) a portion based on the Company’s Pre-Incentive Fee Net Investment Income (as defined below) (the “Income-Based Fee”) and (2) a portion based on the net capital gains received on the Company’s portfolio of securities on a cumulative basis for each calendar year, net of all realized capital losses and all unrealized capital depreciation on a cumulative basis, in each case calculated from the Effective Date, less the aggregate amount of any previously paid capital gains Incentive Fee (the “Capital Gains Fee”).

Income-Based Fee

The Income-Based Fee is calculated as follows for each quarter from and after April 1, 2019 (the date of the Advisory Agreement):

•	no Income-Based Fee in any calendar quarter in which the Company’s Pre-Incentive Fee Net Investment Income (as defined below) does not meet or exceed the quarterly preferred return of 1.75% (7.00% on an annualized basis);

•	100% of the Pre-Incentive Fee Net Investment Income that exceeds 1.75%, referred to as the quarterly hurdle rate (equivalent to 7.00% on an annualized basis), but is less than 2.121%, referred to the upper level breakpoint (equivalent to 8.484% on an annualized basis); and

•	17.50% of Pre-Incentive Fee Net Investment Income in excess of 2.121% (equivalent to 8.484% on an annualized basis).

The Income-Based Fee is 17.50% of the Company’s Pre-Incentive Fee Net Investment Income during the immediately preceding quarter with a 1.75% per quarter (7.00% annualized) hurdle rate.

“Pre-Incentive Fee Net Investment Income” means dividends (including reinvested dividends), interest and fee income accrued by the Company during the calendar quarter, minus operating expenses for the quarter (including the Base Management Fee, expenses payable under the Administration Agreement, and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the Incentive Fee). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with pay-in-kind interest and zero coupon securities), accrued income that the Company may not have received in cash. The Adviser will not be obligated to return to the Company the incentive fee it receives on payment-in-kind interest that is later determined to be uncollectible in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

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Capital Gains Fee

The Capital Gains Fee will be determined and payable in arrears as of the end of each calendar year (or upon termination of the Advisory Agreement), commencing with the calendar year ending on December 31, 2019, and will equal 17.50% of cumulative realized capital gains, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, in each case calculated from the Effective Date, less the aggregate amount of any previously paid Capital Gains Fee calculated in accordance with U.S. generally accepted accounting principles. Each year, the fee paid for the Capital Gains Fee will be net of the aggregate amount of any previously paid Capital Gains Fee for prior periods. The Company will accrue, but will not pay, a Capital Gains Fee with respect to unrealized appreciation because a Capital Gains Fee would be owed to the Adviser if the Company were to sell the relevant investment and realize a capital gain.

Payment of Company Expenses

Under the Advisory Agreement, all investment professionals and staff of the Adviser, when and to the extent engaged in providing investment advisory and management services required to be provided by the Adviser under the Advisory Agreement, and the base compensation, bonus and benefits, and the routine overhead expenses of such personnel allocable to such services, are provided and paid for by the Adviser and not by the Company, except that all costs and expenses of its operations and transactions, including, without limitation, those items listed in the Advisory Agreement and the Administration Agreement, will be borne by the Company. The Company bears an allocable portion of the compensation paid by the Adviser, the Administrator or their affiliates to the Company’s Chief Compliance Officer and Chief Financial Officer and their respective staffs (based on a percentage of time such individuals devote, on an estimated basis, to the Company’s business affairs).

Duration and Termination of Advisory Agreement

The Advisory Agreement has an initial term of two years. Thereafter, it will continue to renew automatically for successive annual periods so long as such continuance is specifically approved at least annually by: (i) the vote of the Board, or by the vote of stockholders holding a majority of the outstanding voting securities of the Company; and (ii) the vote of a majority of the Company’s independent directors, in either case, in accordance with the requirements of the Investment Company Act of 1940, as amended (the “1940 Act”). The Advisory Agreement may be terminated at any time, without the payment of any penalty, upon sixty (60) days’ written notice, by: (a) by vote of a majority of the Board or by vote of a majority of the outstanding voting securities of the Company (as defined in the 1940 Act); or (b) the Adviser. Furthermore, the Advisory Agreement will automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the 1940 Act).

Notwithstanding the termination or expiration of the Advisory Agreement, the Adviser will be entitled to any amounts owed as payment of the Base Management Fees and the Incentive Fees through the date of termination or expiration.

Incentive Fee Letter Agreement

The Incentive Fee Letter Agreement provides that, for the period of one year from the first day of the first quarter following the quarter in which the Advisory Agreement becomes effective, the Adviser will permanently forego up to the full amount of the incentive fees earned by the Adviser without recourse against or reimbursement by the Company, to the extent necessary in order to achieve aggregate net investment income per common share of the Company for such one-year period to be at least equal to $0.40 per share, subject to certain adjustments.

Administration Agreement

On April 1, 2019, the Company entered into the Administration Agreement with the Administrator. Under the terms of the Administration Agreement, the Administrator performs (or oversees, or arranges for, the performance of) the administrative services necessary for the operation of the Company, including, but not limited to, the provision of office facilities, equipment, clerical, bookkeeping and record keeping services at such office facilities and such other services as the Administrator, subject to review by the Board, from time-to-time determines to be necessary or useful to perform its obligations under the Administration Agreement. The Administrator also, on behalf of the Company and subject to the Board’s approval, arranges for the services of, and oversees, custodians, depositories, transfer agents, dividend disbursing agents, other stockholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable.

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The Company is required to reimburse the Administrator for the costs and expenses incurred by the Administrator in performing its obligations and providing personnel and facilities under the Administration Agreement (including rent, office equipment and utilities) for the Company’s use. Payments under the Administration Agreement are equal to an amount that reimburses the Administrator for its costs and expenses and the Company’s allocable portion of overhead incurred by the Administrator in performing its obligations under the Administration Agreement, including the Company’s allocable portion of the compensation paid to the Company’s Chief Compliance Officer and Chief Financial Officer and their respective staff who provide services to the Company.

The Administration Agreement has an initial term of two years, and thereafter will continue automatically for successive annual periods so long as such continuance is specifically approved at least annually by the Board or by the holders of a majority of the Company’s outstanding voting securities, and, in each case, a majority of the independent directors. The Administration Agreement may be terminated at any time, without payment of any penalty, by vote of the Board, by the holders of a majority of the Company’s outstanding voting securities, or by the Administrator, upon 60 days’ written notice to the other party. The Administration Agreement may not be assigned by a party without the consent of the other party.

The foregoing descriptions of the Advisory Agreement, the Administration Agreement and the Incentive Fee Letter Agreement are only summaries of certain of the provisions of such agreements and are qualified in their entirety by reference to the underlying agreements. The Advisory Agreement, the Incentive Fee Letter Agreement and the Administration Agreement are attached as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 1.02.    Termination of a Material Definitive Agreement.

In connection with the Closing, the Company terminated the (1) KCAP Financial, Inc. 2017 Equity Incentive Plan (the “Equity Incentive Plan”) and (2) KCAP Financial, Inc. 2017 Non-Employee Director Plan (the “Non-Employee Director Plan”).

The Equity Incentive Plan provided for grants of restricted stock and other equity awards to the Company’s employees and officers, as determined by the Board. The Non-Employee Director Plan provided for grants of restricted stock to the Company’s non-employee directors, as determined by the Board. The foregoing descriptions of the Equity Incentive Plan and the Non-Employee Director Plan are not complete and are subject to, and entirely qualified by reference to, the full text of the Equity Incentive Plan and the Non-Employee Director Plan, which are filed as Exhibits 4.3 and 4.4 to the Company’s Registration Statement on Form S-8 filed with the SEC on June 8, 2017, and are incorporated herein by reference.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

On April 1, 2019, in connection with the Closing, all of the Company’s then-current directors resigned from their positions on the Board, with the exceptions of Dean Kehler and Christopher Lacovara. Prior to their resignations, the Board approved an increase in the size of the Board from seven members to eight members and appointed the following individuals to serve on the Board for the terms indicated below, each effective as of and after the Closing. Other than as provided for in the Externalization Agreement, none of the below individuals were appointed to the Board pursuant to any arrangement or understanding with any other person, and there are no current or proposed transactions between the Company and any of the below individuals or their immediate family members which would require disclosure under Item 404(a) of Regulation S-K promulgated by the SEC.

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Director Name	Director Class	Expiration of Term
Interested Directors
Ted Goldthorpe	Class III	2021
Graeme Dell	Class II	2020
David Moffitt	Class I	2019
Independent Directors
Alexander Duka	Class III	2021
George Grunebaum	Class I	2019
Dean Kehler	Class I	2019
Christopher Lacovara	Class III	2021
Robert Warshauer	Class II	2020

Effective as of April 1, 2019, the following Board committees were formed (i) Audit Committee, which is comprised of Messrs. Warshauer (Chair), Grunebaum, Duka and Lacovara, (ii) Nominating and Governance Committee, which is comprised of Messrs. Grunebaum (Chair), Duka and Warshauer, and (iii) Compensation Committee, which is comprised of Messrs. Duka (Chair), Warshauer, Grunebaum and Kehler. Additionally, effective April 1, 2019, the compensation of the Company’s independent directors will be as follows: each independent director will receive an annual fee of $70,000; the lead independent director will receive an additional annual fee of $10,000; the chairperson of the Audit Committee will receive an additional annual fee of $10,000; and the chairperson of each of the Nominating and Corporate Governance Committee and Compensation Committee will receive an additional annual fee of $5,000.

Also, in connection with the Closing, each of the following individuals resigned as officers of the Company effective as of the Closing:

•	Dayl Pearson, the Company’s President and Chief Executive Officer;

•	Edward Gilpin, the Company’s Chief Financial Officer, Treasurer and Secretary;

•	R. Jon Corless, the Company’s Chief Investment Officer; and

•	Daniel Gilligan, the Company’s Chief Compliance Officer and Vice President and Director of Portfolio Administration.

Effective as of the Closing, the following individuals have been appointed as officers of Portman Ridge to the office listed next to their name:

Name	Age	Position
Ted Goldthorpe	42	President and Chief Executive Officer
Patrick Schafer	34	Chief Investment Officer
Edward Gilpin	57	Chief Financial Officer, Treasurer and Secretary
Daniel Gilligan	46	Chief Compliance Officer

Other than as provided for in the Externalization Agreement, there is no arrangement or understanding between any of the above-listed individuals and any other person pursuant to which he was appointed as an officer the Company, nor is there any family relationship between any of the above-listed individuals and any of the Company’s directors or other executive officers. Further, with regard to the above-listed individuals, there are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company is a participant that would require disclosure under Item 404(a) of Regulation S-K promulgated by the SEC.

The business experience disclosure required by Item 401(e) of Regulation S-K promulgated by the SEC for Mr. Goldthorpe is included in the Company’s definitive proxy statement on Schedule 14A for the Special Meeting, filed with the SEC on January 15, 2019, under “Proposal 1 - Approval of the Advisory Agreement,” and is incorporated into this Item 5.02 by reference.

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Mr. Schafer is a Principal in the credit investment platform of BC Partners (“BCP Credit”) and serves as Chief Investment Officer of Portman Ridge. He joined BCP Credit in May 2018, having previously worked at Apollo Global Management (“Apollo”). Mr. Schafer spent seven years at Apollo in the Opportunistic Credit group, most recently as a Managing Director in Direct Originations. Prior to Apollo, he spent three years at Deutsche Bank Securities in the Investment Banking Division. Mr. Schafer holds a BBA from the University of Notre Dame.

Prior to the Closing, Mr. Gilpin served as the Company’s Chief Financial Officer, Treasurer and Secretary, and Mr. Gilligan served as the Company’s Chief Compliance Officer. In accordance with the requirements of the Externalization Agreement, Messrs. Gilpin and Gilligan resigned as officers of the Company, effective as of the Closing. Prior to the Closing, BCP offered employment to Messrs. Gilpin and Gilligan and, effective as of the Closing, Mr. Gilpin was appointed to serve as Chief Financial Officer, Treasurer and Secretary of Portman Ridge, and Mr. Gilligan was appointed to serve as Chief Compliance Officer of Portman Ridge. The business experience disclosure required by Item 401(e) of Regulation S-K promulgated by the SEC for Messrs. Gilpin and Gilligan is included in the Company’s definitive proxy statement on Schedule 14A for its 2018 annual meeting of stockholders, filed with the SEC on March 22, 2018, under “Proposal 1 – Election of Directors – Director and Executive Officer Background Information,” and is incorporated into this Item 5.02 by reference.

On April 1, 2019, the Company entered into new indemnification agreements with each of its directors and officers.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 1, 2019, the Company filed a certificate of amendment (the “Certificate of Amendment”) to its certificate of incorporation (the “Certificate”) to change its name from “KCAP Financial, Inc.” to “Portman Ridge Finance Corporation”. The name change became effective as of April 1, 2019, and was made pursuant to Section 242 of the Delaware General Corporation Law.

The name change does not affect the rights of the Company’s security holders. There were no other changes to the Certificate or changes to the Company’s bylaws in connection with the name change. On April 1, 2019, the Company amended its bylaws by replacing Article III, Section 13, which previously required the Board to establish certain committees, with a provision that allows the Board to designate one or more committees of the Board at its discretion. This change was made in connection with the dissolution of the Board’s Valuation Committee, the responsibilities of which will be performed by the Board’s Audit Committee.

On April 2, 2019, the Company’s common stock, which trades on the NASDAQ Global Select Market, will cease trading under the ticker symbol “KCAP” and commence trading under the ticker symbol “PTMN”. Along with the ticker symbol change, the Company’s common stock has been assigned a new CUSIP number of 73688F 102.

A copy of the Certificate of Amendment effecting the name change, as filed with the Delaware Secretary of State on April 1, 2019, is attached hereto as Exhibit 3.1 and is incorporated herein by reference. A copy of the amendment to the Company’s bylaws is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 8.01.    Other Events.

Press Release

On April 1, 2019, the Company issued a press release announcing the Closing and the record date for the $25 million cash payment from the Adviser to the Company’s stockholders for the right to become the Company’s investment adviser (the “Stockholder Payment”). The Stockholder Payment of $0.669672 per share was made on April 1, 2019 (the “Payment Date”) to the Company’s stockholders of record as of March 29, 2019. Stockholders who sell their shares of the Company’s common stock on or before the Payment Date will not be entitled to receive the Stockholder Payment.

The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

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Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment
3.2	Amendment No. 1 to the Second Amended and Restated Bylaws
10.1	Investment Advisory Agreement, dated April 1, 2019, by and between the Company and Sierra Crest Investment Management LLC
10.2	Incentive Fee Letter Agreement, dated April 1, 2019, by and between the Company and Sierra Crest Investment Management LLC
10.3	Administration Agreement, dated April 1, 2019, by and between the Company and BC Partners Management LLC
99.1	Press Release, dated April 1, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2019	Portman Ridge Finance Corporation

	By:	/s/ Edward U. Gilpin
	Name:	Edward U. Gilpin
	Title:	Chief Financial Officer

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